Exhibit 99.1
Investor Contact:
Lauren Morris
513.579.9911 x11994
l.morris@medpace.com
FOR IMMEDIATE RELEASE
Media Contact:
Julie Hopkins
513.579.9911 x12627
j.hopkins@medpace.com
Medpace Holdings, Inc. Reports Fourth Quarter and Full Year 2023 Results
•Revenue of $498.4 million in the fourth quarter of 2023 increased 26.5% from revenue of $394.1 million for the comparable prior-year period, representing a backlog conversion rate of 18.5%.
•Net new business awards were $614.7 million in the fourth quarter of 2023, representing an increase of 26.7% from net new business awards of $485.1 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.23x.
•Fourth quarter of 2023 GAAP net income was $78.3 million, or $2.46 per diluted share, versus GAAP net income of $68.7 million, or $2.12 per diluted share, for the comparable prior-year period. Net income margin was 15.7% and 17.4% for the fourth quarter of 2023 and 2022, respectively.
•EBITDA was $95.8 million for the fourth quarter of 2023, an increase of 19.2% from EBITDA of $80.4 million for the comparable prior-year period, resulting in an EBITDA margin of 19.2%.
CINCINNATI, OHIO, February 12, 2024-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the fourth quarter and full year ended December 31, 2023.
Fourth Quarter 2023 Financial Results
Revenue for the three months ended December 31, 2023 increased 26.5% to $498.4 million, compared to $394.1 million for the comparable prior-year period. On a constant currency basis, revenue for the fourth quarter of 2023 increased 26.0% compared to the fourth quarter of 2022.
Backlog as of December 31, 2023 increased 20.2% to $2,813.0 million from $2,339.6 million as of December 31, 2022. Net new business awards were $614.7 million, representing a net book-to-bill ratio of 1.23x for the fourth quarter of 2023, as compared to $485.1 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.
For the fourth quarter of 2023, total direct costs were $361.6 million, compared to total direct costs of $278.4 million in the fourth quarter of 2022. Selling, general and administrative (SG&A) expenses were $42.5 million in the fourth quarter of 2023, compared to SG&A expenses of $33.4 million in the fourth quarter of 2022.
GAAP net income for the fourth quarter of 2023 was $78.3 million, or $2.46 per diluted share, versus GAAP net income of $68.7 million, or $2.12 per diluted share, for the fourth quarter of 2022. This resulted in a net income margin of 15.7% and 17.4% for the fourth quarter of 2023 and 2022, respectively.
EBITDA for the fourth quarter of 2023 increased 19.2% to $95.8 million, or 19.2% of revenue, compared to $80.4 million, or 20.4% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the fourth quarter of 2023 increased 21.3% from the fourth quarter of 2022.

Full Year 2023 Financial Results
Revenue for the year ended December 31, 2023 increased 29.2% to $1,885.8 million, compared to $1,460.0 million for the year ended December 31, 2022. On a constant currency basis, revenue increased 28.9% for the year ended December 31, 2023 compared to the year ended December 31, 2022.
For the year ended December 31, 2023, net new business awards were $2,356.7 million, representing a net book-to-bill ratio of 1.25x, compared to $1,829.5 million for the year ended December 31, 2022.
For the full year 2023, total direct costs were $1,361.3 million, compared to $1,027.6 million in the full year 2022. For the full year 2023, SG&A expenses were $161.4 million, compared to $131.4 million for the full year 2022.

GAAP net income for the full year 2023 was $282.8 million, or $8.88 per diluted share, versus GAAP net income of $245.4 million, or $7.28 per diluted share, for the full year 2022. This resulted in a net income margin of 15.0% and 16.8% for the full year 2023 and 2022, respectively.
EBITDA for the full year 2023 increased 17.7% to $362.5 million, or 19.2% of revenue, compared to $308.1 million, or 21.1% of revenue, for the prior year. On a constant currency basis, EBITDA increased 18.0% for the full year 2023 compared to the full year 2022.
A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity
The Company’s Cash and cash equivalents were $245.4 million at December 31, 2023, and the Company generated $156.4 million in cash flow from operating activities during the fourth quarter of 2023.

For the full year 2023, the Company repurchased 781,068 shares for $144.0 million. There were no share repurchases in the fourth quarter of 2023. As of December 31, 2023, the Company had $308.8 million remaining under its authorized share repurchase program.
2024 Financial Guidance

The Company forecasts 2024 revenue in the range of $2.150 billion to $2.200 billion, representing growth of 14.0% to 16.7% over 2023 revenue of $1.886 billion. GAAP net income for full year 2024 is forecasted in the range of $326.0 million to $348.0 million. Additionally, full year 2024 EBITDA is expected in the range of $400.0 million to $430.0 million. Based on forecasted 2024 revenue of $2.150 billion to $2.200 billion and GAAP net income of $326.0 million to $348.0 million, diluted earnings per share (GAAP) is forecasted in the range of $10.18 to $10.87. This guidance assumes a full year 2024 tax rate of 16.0% to 17.0%, interest income of $18.4 million, and 32.0 million diluted shares outstanding. This guidance does not include the potential impact of any share repurchases the Company may make pursuant to the share repurchase program after December 31, 2023.
Conference Call Details
Medpace will host a conference call at 9:00 a.m. ET, Tuesday, February 13, 2024, to discuss its fourth quarter and full year 2023 results.
To participate in the conference call, interested parties must register in advance by clicking on this link. While it is not required, it is recommended you join 10 minutes prior to the event start. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call.
To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call. A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

About Medpace
Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 5,900 people across 42 countries as of December 31, 2023.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” “opportunity,” “outlook,” “trend,” “can,” “might,” “drives,” “hope,” “predict” and similar expressions, and variations or negatives of these words. However, the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are largely based on management’s current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions, including inflation, in the markets in which we operate, including financial market conditions; the impact of unfavorable economic conditions, including conditions caused by the uncertain international economic environment and current and future international conflicts; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; and the impact of industry-wide reputational harm to CROs. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all important factors on our business or the extent to which any factor, or combination of such factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

These and other important factors discussed under the caption “Risk Factors” in Item 1A, Part I of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.
EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.
We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
(Amounts in thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue, net	$498,401	$394,098	$1,885,842	$1,459,996
Operating expenses:
Direct service costs, excluding depreciation and amortization	164,291	140,687	638,249	534,887
Reimbursed out-of-pocket expenses	197,304	137,680	723,088	492,671
Total direct costs	361,595	278,367	1,361,337	1,027,558
Selling, general and administrative	42,514	33,401	161,352	131,400
Depreciation	6,422	5,061	24,129	18,989
Amortization	550	838	2,199	3,352
Total operating expenses	411,081	317,667	1,549,017	1,181,299
Income from operations	87,320	76,431	336,825	278,697
Other income (expense), net:
Miscellaneous income (expense), net	1,543	(1,959)	(655)	7,068
Interest income (expense), net	1,844	(827)	(488)	(2,905)
Total other income (expense), net	3,387	(2,786)	(1,143)	4,163
Income before income taxes	90,707	73,645	335,682	282,860
Income tax provision	12,409	4,975	52,872	37,492
Net income	$78,298	$68,670	$282,810	$245,368
Net income per share attributable to common shareholders:
Basic	$2.55	$2.20	$9.20	$7.57
Diluted	$2.46	$2.12	$8.88	$7.28
Weighted average common shares outstanding:
Basic	30,719	31,192	30,722	32,388
Diluted	31,825	32,423	31,841	33,671

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)
	As Of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$245,449	$28,265
Accounts receivable and unbilled, net	298,400	253,404
Prepaid expenses and other current assets	49,979	52,293
Total current assets	593,828	333,962
Property and equipment, net	120,589	109,849
Operating lease right-of-use assets	144,801	139,068
Goodwill	662,396	662,396
Intangible assets, net	35,809	38,008
Deferred income taxes	74,435	48,083
Other assets	24,970	21,129
Total assets	$1,656,828	$1,352,495
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,869	$33,069
Accrued expenses	292,961	210,125
Advanced billings	559,860	462,729
Short-term debt	—	50,000
Other current liabilities	40,441	47,547
Total current liabilities	925,131	803,470
Operating lease liabilities	142,122	138,867
Deferred income tax liability	2,404	1,070
Other long-term liabilities	28,221	22,701
Total liabilities	1,097,878	966,108
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at December 31, 2023 and 2022, respectively	—	—
Common stock - $0.01 par-value; 250,000,000 shares authorized at December 31, 2023 and 2022, respectively; 30,752,292 and 31,091,694 shares issued and outstanding at December 31, 2023 and 2022, respectively	308	309
Treasury stock - 70,573 and 71,573 shares at December 31, 2023 and 2022, respectively	(12,322)	(12,497)
Additional paid-in capital	802,681	770,794
Accumulated deficit	(221,645)	(359,827)
Accumulated other comprehensive loss	(10,072)	(12,392)
Total shareholders’ equity	558,950	386,387
Total liabilities and shareholders’ equity	$1,656,828	$1,352,495

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)	Twelve Months Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$282,810	$245,368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24,129	18,989
Amortization	2,199	3,352
Stock-based compensation expense	20,516	21,412
Noncash lease expense	19,646	18,015
Deferred income tax benefit	(25,117)	(23,014)
Other	2,705	(2,127)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(48,282)	(66,920)
Prepaid expenses and other current assets	2,986	(10,175)
Accounts payable	1,051	6,431
Accrued expenses	82,080	52,476
Advanced billings	97,131	118,088
Lease liabilities	(18,873)	(15,899)
Other assets and liabilities, net	(9,607)	22,054
Net cash provided by operating activities	433,374	388,050
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(36,648)	(36,879)
Other	2,019	(1,863)
Net cash used in investing activities	(34,629)	(38,742)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	11,378	22,074
Repurchases of common stock	(144,020)	(847,849)
Proceeds from revolving loan	105,000	324,200
Payments on revolving loan	(155,000)	(274,200)
Net cash used in financing activities	(182,642)	(775,775)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	1,081	(6,572)
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	217,184	(433,039)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	28,265	461,304
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$245,449	$28,265

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$78,298	$68,670	$282,810	$245,368
Interest (income) expense, net	(1,844)	827	488	2,905
Income tax provision	12,409	4,975	52,872	37,492
Depreciation	6,422	5,061	24,129	18,989
Amortization	550	838	2,199	3,352
EBITDA (Non-GAAP)	$95,835	$80,371	$362,498	$308,106
Net income margin (GAAP)	15.7%	17.4%	15.0%	16.8%
EBITDA margin (Non-GAAP)	19.2%	20.4%	19.2%	21.1%
FY 2024 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2024
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$326.0	$348.0	$10.18	$10.87
Income tax provision	62.4	70.4
Interest income, net	(18.4)	(18.4)
Depreciation	28.6	28.6
Amortization	1.4	1.4
EBITDA (Non-GAAP)	$400.0	$430.0